BYLAWS

                              OF

                     INTEGRATED.COM, INC.


                     ARTICLE I:  OFFICES


     The principal office of the Corporation in the State of

Nevada  shall be located in Las Vegas, County of Clark,  the

Corporation  may have such other offices, either  within  or without  the  State of Nevada, as the Board of Directors  my designate or as the business of the Corporation may  require from time to time.



                  ARTICLE II:  SHAREHOLDERS

      SECTION 1.  Annual Meeting.  The annual meeting of the

shareholders shall be held on the 15th day in the  month  of

December  in  each year, beginning with the  transaction  of such  other business as my come before the meeting.  If  the day fixed for the annual meeting shall be a legal holiday in the  Sate of Nevada, such meeting shall be held on the  next succeeding business day.  If the election of Directors shall be  held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of  Directors  shall cause the election  to  be  held  at  a special  meeting of the shareholders as soon  thereafter  as conveniently may be.

      SECTION 2.  Special Meetings.  Special meeting of  the

shareholders, for any purpose or purposes, unless  otherwise prescribed by statute, may be called by the President or  by the Board of Directors, and shall be called by the President at  the  request of the holders of not less than ten percent

(10%)  of  all  the  outstanding shares of  the  Corporation entitled to vote at the meeting.

      SECTION  3.  Place of Meeting.  The Board of Directors

my  designate any place, either within our without the State

of   Nevada, unless otherwise prescribed by statute, as  the

place  of meeting for any annual meeting or for any  special

meeting.   A  waiver  of notice signed by  all  shareholders

entitled  to  vote  at  a meeting may designate  any  place,

either  within  our  without the  State  of  Nevada,  unless otherwise  prescribed  by statute,  as  the  place  for  the holding  of  such meeting.  If no designation is  made,  the place  of  meeting  shall  be the principal  office  of  the

Corporation.

      SECTION 4.  Notice of Meeting.  Written notice stating

the  place, day and hour of the meeting and, in  case  of  a special  meeting,  the  purpose or purposes  for  which  the meeting  is  called,  shall unless otherwise  prescribed  by statute,  be delivered not less than ten (10) nor more  than sixty  (60)  days  before the date of the meeting,  to  each

shareholder of record entitled to vote at such meeting.   If

mailed,  such  notice shall be deemed to be  delivered  when deposited  in  the  United States  Mail,  addressed  to  the shareholder  at  his  address as it  appears  on  the  stock transfer  books  of  the Corporation, with  postage  thereon prepaid.

      SECTION  5.   Closing of Transfer Books or  Fixing  of

Record.    For   the  purpose  of  determining  shareholders

entitled  to  notice  of  or  to  vote  at  any  meeting  of shareholders  or  any adjournment thereof,  or  shareholders entitled to receive payment of any dividend, or in order  to make  a  determination of shareholders for any other  proper purpose,  the  Board  of Directors of  the  Corporation  may provide that the stock transfer books shall be closed for  a stated  period,  but not to exceed in any  case  fifty  (50)

days.   If the stock transfer books shall be closed for  the

purpose of determining shareholders entitled to notice of or to  vote  at a meeting of shareholders, such books shall  be closed  for at least fifteen (15) days immediately preceding such  meeting.  In lieu of closing the stock transfer books,

the  board  of Directors may fix in advance a  date  as  the record date for any such determination of shareholders, such date  in any case to be not more than thirty (30) days  and,

in case of a meeting of shareholders, not less than ten (10)

days,  prior  to  the  date on which the  particular  action requiring such determination of shareholders is to be taken.

If  the  stock transfer books are not closed and  no  record date is fixed for the determination of shareholders entitled to  notice  of  or to vote at a meeting of shareholders,  or shareholders entitled to receive payment of a dividend,  the date on which notice of the meeting is mailed or the date on which  the  resolution of the Board of  Directors  declaring such  dividend is adopted, as the case may be, shall be  the record date for such determination  of shareholders.  When a determination  of  shareholders  entitled  to  vote  at  any meeting  of shareholders has been made as provided  in  this section,  such determination shall apply to any  adjournment thereof.

      SECTION 6.  Voting Lists.  The officer or agent having

charge  of  the  stock  transfer books  for  shares  of  the corporation  shall  make  a complete  list  of  shareholders entitled  to  vote  at each meeting of shareholders  or  any adjournment  thereof, arranged in alphabetical  order,  with

the address of and the number of shares held by each.   Such

lists  shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder  during the whole time of the  meeting  for  the purposes thereof.

      SECTION  7.   Quorum.  A majority of  the  outstanding

shares  of the Corporation entitled to vote, represented  in person  or by proxy, shall constitute a quorum at a  meeting of shareholders.  If less than a majority of the outstanding shares  are  represented at a meeting,  a  majority  of  the shares  so represented may adjourn the meeting from time  to time  without further notice.  At such adjourned meeting  at which a quorum shall be present or represented, any business may  be  transacted which might have been transacted at  the meeting as originally noticed.  The shareholders present  at a  duly  organized meeting may continue to transact business until  adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 8.  Proxies.  At all meetings of shareholders,

a  shareholder  may vote in person or by proxy  executed  in writing  by  the  shareholder or by his or  duly  authorized

attorney-in-fact.   Such  proxy  shall  be  filed  with  the

secretary  of the Corporation before or at the time  of  the meeting.  A meeting of the Board of Directors my be  had  by means  of  telephone  conference or  similar  communications equipment by which all persons participating in the  meeting can  hear  each other, and participation in a meeting  under such circumstances shall constitute presence at the meeting.

      SECTION  10.   Voting  of Shares by  Certain  Holders.

Shares  standing in the name of another corporation  may  be voted by such officer, agent or proxy as the Bylaws of  such corporation  may  prescribe  or,  in  the  absence  of  such provision, as the Board of Directors of such corporation may determine.

      Shares held by an administrator, executor, guardian or

conservator my be voted by him either in person or by proxy,

without  a  transfer of such shares into his  name.   Shares

standing  in  the  name of a trustee may be  voted  by  him,

either  in  person  or  by proxy, but no  trustee  shall  be entitled  to  vote shares held by him without a transfer  of such shares into his name.

      Shares standing in the name of a receiver may be voted

by such receiver, and shares held by or under the control of a  receiver  may  be  voted  by such  receiver  without  the transfer  thereof into his name, if authority to  do  so  be contained in an appropriate order of the court by which such receiver was appointed.

      A  shareholder  whose  shares  are  pledged  shall  be

entitled  to  vote  such shares until the shares  have  been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Shares  of  its own stock belonging to the Corporation

shall  not be voted  directly or indirectly, at any meeting,

and shall not be counted in determining the total number  of outstanding shares at any given time.

      SECTION 11.  Informal Action by Shareholders.   Unless

otherwise provided by law, any action required to  be  taken at  a meeting of the shareholders, or any other action which may  be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action  so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

              ARTICLE III:  BOARD OF DIRECTORS

      SECTION 1.  General Powers.  The business and  affairs

of  the  Corporation  shall  be  managed  by  its  Board  of

Directors.

      SECTION  2.   Number, Tenure and Qualifications.   The

number of directors of the Corporation shall be fixed by the

Board of Directors, but in no event shall be less than one (

      1)  Each Director shall hold office until the next annual

meeting  of  shareholder and until his successor shall  have been elected and qualified.

     SECTION 3.  Regular Meetings.  A regular meeting of the

Board  of Directors shall be held without other notice  than this Bylaw immediately after, and at the same place as,  the annual meeting of shareholders.  The Board of Directors  may provide,  by resolution, the time and place for the  holding of  additional  regular meetings without notice  other  than such resolution.

      SECTION 4.  Special Meetings.  Special meetings of the

Board of Directors may be called by or at the request of the

President  or  any  two directors.  The  person  or  persons

authorized  to  call  special  meetings  of  the  Board   of

Directors may fix the place for holding any special  meeting of the Board of Directors called by them.

      SECTION  5.   Notice.  Notice of any  special  meeting

shall  be  given  at least one (1) day previous  thereto  by written  notice  delivered  personally  or  mailed  to  each

director  at  his  business address,  or  by  telegram.   If

mailed,  such  notice shall be deemed to be  delivered  when deposited  in  the  United  Sates mail  so  addressed,  with postage  thereon prepaid.  If notice be given  by  telegram,

such  notice  shall  be  deemed to  be  delivered  when  the

telegram  is  delivered  to  the  telegraph  company.    Any

directors  may waive notice of any meeting.  The  attendance of  a  director at a meeting shall constitute  a  waiver  of notice  of  such meeting, except where a director attends  a

meeting  for  the  express  purpose  of  objecting  to   the

transaction  of  any  business because the  meeting  is  not lawfully called or convened.

      SECTION  6.   Quorum.  A majority  of  the  number  of

directors  fixed  by  Section 2 of  the  Article  III  shall constitute a quorum for the transaction of business  at  any meeting  of  the Board of Directors, but if less  than  such majority  is  present  at  a  meeting,  a  majority  of  the directors present may adjourn the meeting from time to  time without further notice.

      SECTION 7.  Manner of Acting.  The act of the majority

of  the directors present at a meeting at which a quorum  is present shall be the act of the Board of Directors.

      SECTION 8.  Action Without a Meeting.  Any action that

may  be taken by the Board of Directors at a meeting may  be taken  without  a  meeting if a consent in writing,  setting forth the action so to be taken, shall be signed before such action by all of the directors.

      SECTION 9.  Vacancies.  Any vacancy occurring  in  the

Board of Directors may be filled by the affirmative vote  of a  majority  of the remaining directors though less  than  a quorum  of the Board of Directors, unless otherwise provided

by  law.   A  director elected to fill a  vacancy  shall  be

elected for the unexpired term of his predecessor in office.

Any  directorship to be filled by reason of an  increase  in the  number  of directors may be filled by election  by  the

Board  of  Directors  for a term of office  continuing  only until the next election of directors by the shareholders.

      SECTION 10.  Compensation.  By resolution of the Board

of  Directors,  each director may be paid his  expenses,  if

any,  of  attendance  at  each  meeting  of  the  Board   of

Directors, and may be paid a stated salary as a director  or a  fixed sum for attendance at each meeting of the Board  of

Directors  or  both.   No such payment  shall  preclude  any

director  from serving the Corporation in any other capacity and receiving compensation thereof.

      SECTION 11.  Presumption of Assent.  A director of the

Corporation  who  is present at a meeting of  the  Board  of

Directors at which action on any corporate matter  is  taken shall  be  presumed  to have assented to  the  action  taken unless  his dissent shall be entered in the minutes  of  the meeting or unless he shall file his written dissent to  such action  with  the  person acting as  the  Secretary  of  the meeting  before  the adjournment thereof, or  shall  forward such  dissent  by  registered mail to the Secretary  of  the

Corporation  immediately  after  the  adjournment   of   the

meeting.   Such  right  to dissent  shall  not  apply  to  a

director who voted in favor of such action.

                   ARTICLES IV:  OFFICERS

      SECTION  1.   Number.  The officers of the corporation

shall  be  a  President,  one or  more  vice  Presidents,  a

Secretary and a Treasurer, each of whom shall be elected  by the  Board  of Directors.  Such other officers and assistant officers  as  may  be deemed necessary  may  be  elected  or appointed by the Board of Directors, including a Chairman of

the  Board.   In its discretion, the Board of Directors  may

leave  unfilled for any such period as it may determine  any office except those of President and Secretary.  Any two  or more  offices may be held by the same person.  Officers  may be directors or shareholders of the Corporation.

      SECTION 2.  Election and Term of Office.  The officers

of  the  Corporation to be elected by the board of Directors shall  be elected annually by the board of Directors at  the first  meeting  of the Board of Directors  held  after  each annual  meeting  of the shareholders.  If  the  election  of officers  shall not be held at such meeting,  such  election shall  be  held as soon thereafter as conveniently  may  be.

Each  officer  shall hold office until his  successor  shall have  been duly elected and shall have qualified,  or  until his  death,  or  until he shall resign or  shall  have  been removed in the manner hereinafter provided.

      SECTION  3.   Removal.  Any officer or  agent  may  be

removed  by  the  Board  of  Directors  whenever,   in   its

judgement,  the  best interests of the Corporation  will  be served  thereby, but such removal shall be without prejudice to  the  contract rights, if any, of the person so  removed.

Election or appointment of an officer or agent shall not  of itself create contract rights, and such appointment shall be terminable at will.

     SECTION 4.  Vacancies.  A vacancy in any office because

of   death,   resignation,  removal,   disqualification   or

otherwise, may be filled by the Board of Directors  for  the unexpired portion of the term.

      SECTION 5.     President.  The president shall be  the

principal executive officer of the Corporation and,  subject to  the  control of the Board of Directors, shall in general supervise and control all of the business and affairs of the

Corporation.   He  shall,  when  present,  preside  at   all

meetings  of the shareholders and of the Board of Directors,

unless  there is a Chairman of the Board, in which case  the

Chairman shall preside.  He may sign, with the Secretary  or any  other  proper  officer  of  the  Corporation  thereunto authorized  by  the  Board  of Directors,  certificates  for shares  of  the  Corporation, any  deed,  mortgages,  bonds,

contract,  or other instruments which the Board of Directors has  authorized  to be executed, except in cases  where  the signing  and execution thereof shall be expressly  delegated by  the Board of Directors or by there Bylaws to some  other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform  all duties incident to the office of President  and such  other  duties as may be prescribed  by  the  Board  of

Directors from time to time.

      SECTION  6.   Vice President.  In the absence  of  the

president or in the event of his death, inability or refusal to  act, the Vice President shall perform the duties of  the

President, and when so acting, shall have all the powers  of and  be  subject to all the restrictions upon the President.

The  Vice President shall perform such other duties as  from time  to time may be assigned to him by the President or  by the  Board  of  Directors,  If there is more than  one  Vice

President,  each Vice President shall succeed to the  duties of the President in order of rank as determined by the Board

of  Directors.   If  no such rank has been determined,  then

each  Vice  President shall succeed to  the  duties  of  the

President  in  order of date of election, the earliest  date having the first rank.

     SECTION 7.  Secretary.  The Secretary shall:  (a)  keep

the  minutes of the Board of Directors in one or more minute books  provided for the purpose; (b)  see that  all  notices are  duly  given in accordance with the  provisions  of  the

Bylaws  or  as  required by law; (c)  be  custodian  of  the corporate records and of the seal of the Corporation and see

that  the  seal  of  the  Corporation  is  affixed  to   all

documents,  the  execution  of  which  on  behalf   of   the

Corporation under its seal is duly authorized; (d)   keep  a

register  of  the  post office address of  each  shareholder

which   shall  be  furnished  to  the  Secretary   by   such

shareholder;  (e)  sign with the President certificates  for share  of the Corporation, the issuance of which shall  have been authorized by resolution of the Board of Directors; (f)

have  general  charge  of the stock transfer  books  of  the

Corporation, and (g) in general perform all duties  incident to the office of the Secretary and such other duties as from time  to time may be assigned to him by the President or  by the Board of Directors.

     SECTION 8.  Treasurer.  The Treasurer shall:  (a)  have

charge  and custody of and be responsible for all funds  and

securities  of  the  Corporation;  (b)   receive  and   give

receipts  for  moneys due and payable to the Corporation  in such  banks, trust companies or other depositories as  shall be  selected in accordance with the provisions of Article VI of these Bylaw; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by  the  Board  of Directors.  If required by the  Board  of

Directors, the Treasurer shall give a bond for the  faithful discharge  of his duties in such sum and with such  sureties as the Board of Directors shall determine.

      SECTION  9.   Salaries.  The salaries of the  officers

shall  be fixed from time to time by the Board of Directors,

and no officer shall be prevented from receiving such salary by  reason  of  the fact that he is also a director  of  the

Corporation.


                    ARTICLE V:  INDEMNITY

     The Corporation shall indemnify its directors, officers

and employees as follows:

      (a)  Every  director,  officer,  or  employee  of  the

Corporation shall be indemnified by the Corporation  against

all   expenses  and  liabilities,  including  counsel  fees,

reasonable  incurred by or imposed upon  him  in  connection with  any  proceeding  to which he may become  involved,  by reason  of  his  being or having been a  director,  officer,

employee or agent of the Corporation or is or was serving at the  request  of  the  Corporation as a  director,  officer,

employee  or  agent  of the corporation, partnership,  joint venture,  trust  or  enterprise, or any settlement  thereof,

whether or not he is a director, officer, employee or  agent at the time such expenses are incurred, except in such cases wherein  the  director,  officer, or  employee  is  adjudged

guilty   of  willful  misfeasance  or  malfeasance  in   the

performance of his duties; provided that in the event  of  a settlement the indemnification herein shall apply only  when

the   Board  of  Directors  approves  such  settlement   and

reimbursement  as  being  for  the  best  interests  of  the

Corporation.

     (b)  The Corporation shall provide to any person who is

or  was  a  director, officer, employee,  or  agent  of  the

Corporation  or  is  or was serving at the  request  of  the

Corporation as director, officer, employee or agent  of  the

corporation,   partnership,   joint   venture,   trust    or

enterprise,   the  indemnity  against  expenses   of   suit,

litigation   or  other  proceedings  which  is  specifically

permissible under applicable law.

     (c)  The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of the Article V.


     ARTICLE VI:  CONTRACTS, LOANS, CHECKS, AND DEPOSITS

      SECTION  1.   Contracts.  The Board of  Directors  may

authorize any office or officers, agent or agents, to  enter into  any contract or execute and deliver any instrument  in the  name  of  and  on behalf of the Corporation,  and  such authority may be general or confined to specific instances.

      SECTION  2.   Loans.  No loans shall be contracted  on

behalf  of  the Corporation and no evidences of indebtedness

shall  be  issued  in  its  name  unless  authorized  by   a

resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

     SECTION 3.  Checks, Drafts, etc.  All checks, drafts or

other  orders  for  the  payment of money,  notes  or  other

evidences  of  indebtedness  issued  in  the  name  of   the

Corporation,  shall be signed by such officer  or  officers,

agent  or  agents of the Corporation and in such  manner  as shall  from time to time be determined by resolution of  the

Board of Directors.

     SECTION 4.  Deposits.  All funds of the Corporation not

otherwise employed shall be deposited from time to  time  to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


  ARTICLE VII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION  1.   Certificates for  Shares.   Certificates

representing shares of the Corporation shall be in such form

as  shall  be  determined by the Board of  Directors.   Such

certificates  shall be signed by the President  and  by  the

Secretary or by such other officers authorized by law and by the  Board  of  Directors  so to do,  and  sealed  with  the

corporate  seal.   All  certificates  for  shares  shall  be

consecutively  numbered or otherwise identified.   The  name

and  address  of  the person to whom the shares  represented thereby  are issued, with the number of shares and  date  of issue,  shall be entered on the stock transfer books of  the

Corporation.    All   certificates   surrendered   to    the

Corporation  for  transfer shall be  cancelled  and  no  new certificate shall be issued until the former certificate for a  like  number  of shares shall have been  surrendered  and cancelled,  expect  that in case of  a  lost,  destroyed  or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board  of

Directors may prescribe.

      SECTION 2.  Transfer of Shares.  Transfer of shares of

the  Corporation  shall be made only on the  stock  transfer books of the Corporation by the holder of record thereof  or by  his  legal  representative,  who  shall  furnish  proper evidence  of  authority  to transfer,  or  by  his  attorney thereunto authorized by power of attorney duly executed  and

filed  with  the  Secretary  of  the  Corporation,  and   on

surrender  for  cancellation of  the  certificate  for  such shares.  The person in whose name shares stand on the  books of  the Corporation shall be deemed by the Corporation to be the  owner thereof for all purposes, Provided, however, that upon  any  action undertaken by the shareholder to  elect  S

Corporation status pursuant to Section 1362 of the  Internal

Revenue  Code  and  upon any shareholders agreement  thereto restricting the transfer of said shares so as to  disqualify said  S  Corporation  status, said restriction  on  transfer shall  be  made  a  part  of the  Bylaws  so  long  as  said agreements is in force and effect.


                 ARTICLE VIII:  FISCAL YEAR

      The fiscal year of the Corporation shall begin on  the

1st  day  of January and end on the 31st day of December  of

each year.


                   ARTICLE IX:  DIVIDENDS

      The  Board of Directors may from time to time declare,

and  the  Corporation may pay, dividends on its  outstanding shares  in  the  manner  and upon the  terms  and  condition provided by law and its Articles of Incorporation.

                 ARTICLE X:  CORPORATE SEAL

      The  Board of Directors shall provide a corporate seal

which  shall  be  circular in form and shall have  inscribed thereon  the  name  of  the Corporation  and  the  state  of incorporation and the words, Corporate Seal.


                ARTICLE XI:  WAIVER OF NOTICE

      Unless otherwise provided by law, whenever any  notice

is  required  to be given to any shareholder or director  of the  Corporation  under the provision  of  the  Articles  of

Incorporation  or  under the provisions  of  the  applicable

Business  Corporation  Act,  a waiver  thereof  in  writing,

signed  by  the person or persons entitled to  such  notice,

whether  before or after the time stated therein,  shall  be deemed equivalent to the giving of such notice.


                  ARTICLE XII:  AMENDMENTS

      These  Bylaws may be altered, amended or repealed  and

new  Bylaws may be adopted by the Board of Directors at  any regular or special meeting of the Board of Directors.

     The above Bylaws are certified to have been adopted  by

the Board of Directors of the Corporation on the 30th day of

June, 1999.

                            By:/s/Joseph R. Meloni
                              Joseph R. Meloni, Secretary